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                                 EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of December 29, 1995, by and between Mirage Resorts, Incorporated, a Nevada corporation ("Employer"), and Thomas L. Sheer ("Employee").

       1. Employer hereby employs Employee as its Senior Vice President of Government and External Affairs, to perform such executive, supervisory, managerial or administrative duties as may be specified from time to time by, and to report to, the Chairman of Employer's Board of Directors. Without limiting the foregoing, Employee shall be primarily responsible for corporate compliance and security matters. Employee's office and primary place of business shall be in Las Vegas, Nevada. Employee acknowledges that he will be required to periodically travel outside Las Vegas, Nevada in performing his duties hereunder.

       2. The term of this Agreement shall be three (3) years, commencing January 15, 1996 (the "Employment Period").

       3. Employee shall receive an annual salary of $200,000, such raises or bonuses as Employer's Board of Directors may determine in its discretion, and reimbursement for all reasonable business and travel expenses incurred by Employee in performing his duties hereunder. While Employee is not eligible to participate in Employer's 1994 Cash Bonus Plan, Employer's Board of Directors shall exercise its discretion with respect to the payment of annual bonuses to Employee in the same manner as if Employee were eligible under such 1994 Cash Bonus Plan. Employee shall be provided with coverage under Employer's group major medical policy, paid vacation and such other benefits as Employer makes available to its executives of similar status.

               Employee shall also be granted fifty thousand (50,000) nonqualified stock options (the "Options") pursuant to and in accordance with Employer's 1995 Stock Option and Stock Appreciation Rights Plan (the "Plan"), with an exercise price equal to the closing price of a share of Employer's common stock on the New York Stock Exchange on January 15, 1996. The Options shall vest in full on January 15, 1999. The Options shall be governed by the standard form of agreement utilized under the Plan.

       4. Employee acknowledges and agrees that the laws of Nevada and other jurisdictions in which Employer may propose to, or engage in, business activities during the term hereof may require that Employee be investigated for suitability and licensing. Employee shall fully cooperate with the appropriate governmental authorities in order that Employer and he may obtain all certificates, permits and licenses required in connection with his employment hereunder or otherwise desired by Employer during the term hereof. Employee further acknowledges and agrees that in the event he fails to so cooperate or he or Employer, for any reason attributable to Employee, fails to obtain, within the time specified by the Nevada Gaming Commission and all other governmental authorities having jurisdiction, or thereafter


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               maintain, in good standing and in full force and effect, during the term hereof, all required certificates, permits and licenses in connection with his employment hereunder or Employer's desired activities, or Employee commits any criminal or other improper act which could result in the suspension or revocation of any such certificate, permit or license, Employer may terminate this Agreement, in which event Employer shall have no further liability or obligation whatsoever to Employee hereunder, notwithstanding anything to the contrary contained herein.

       5. In consideration hereof, Employee covenants and agrees that during the Employment Period, Employee shall devote his full business time and best efforts to the performance of his duties hereunder and shall not directly or indirectly engage in, participate in, consult for or otherwise be connected in any way with any firm, person, corporation or other entity engaged in gaming. In addition to all other rights and remedies provided to Employer hereunder, if Employee breaches any of the obligations contained in the preceding sentence or fails to cooperate as specified in paragraph 4 hereof, Employer shall have the right to terminate this Agreement, but any such termination shall in no event be deemed an election of remedies and Employer expressly reserves all other legal and equitable remedies. The foregoing restrictions on Employee shall not apply if Employee is wrongfully terminated by Employer without good cause. Employee further covenants and agrees that he shall not at any time during the term of this Agreement or thereafter, without Employer's prior written consent, disclose to other persons or business entities any trade secrets or other confidential information concerning Employer, including without limitation, Employer's customers or its casino, hotel or marketing practices, procedures or management policies, or utilize any such trade secrets or confidential information in any way or communicate with or contact any such customers other than in connection with his employment hereunder. Employee hereby confirms that such trade secrets, confidential information and all information concerning Employer's customers constitute Employer's exclusive property, that all of the restrictions on his activities contained in this Agreement are required for Employer's reasonable protection and that in the event of any breach of this Agreement by him, Employer will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, to enforce the specific performance of this Agreement or to enjoin Employee from engaging in any activity in violation hereof.

       6. This Agreement may be terminated by Employer at any time during the Employment Period for good cause and upon any such termination, Employer shall have no further liability or obligation whatsoever to Employee hereunder except with respect to any salary earned by Employee and not paid by Employer prior to the date of termination. Good cause shall include, but not be limited to:

               (a) Employee's death or disability, which is hereby defined to mean his incapacity for medical reasons certified to by a licensed physician designated by Employer which precludes the substantial performance of his duties


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               hereunder for a substantially consecutive period of three (3)
               months or more; or

               (b) Employee's dishonesty, criminal misconduct, willful or habitual insubordination, inattention to Employer's business, failure to substantially perform his duties or other material breach of this Agreement, which, if curable, is not cured by Employee within a reasonable time after written notice thereof from Employer.

       7. If Employer terminates Employee's employment hereunder in violation of the terms of this Agreement, or if Employee resigns as a result of a material breach of this Agreement by Employer which is not cured by Employer within a reasonable time after written notice thereof from Employee, Employee shall be entitled to receive all amounts which would have been payable through the stated term of this Agreement (but Employee shall have the duty to mitigate damages), and all then-unvested Options shall vest on the date of termination of Employee's employment and shall remain exercisable for one (1) year thereafter.

       8. Employee represents and warrants to Employer that Employee is not a party or otherwise subject to any agreement or restriction which would be breached or violated by Employee's execution of this Agreement or his employment hereunder.

       9. If any provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof. If any of the provisions hereof which impose restrictions on Employee are, with respect to such restrictions, determined by a final judgment of any court of competent jurisdiction to be unenforceable or invalid because of the geographic scope or time duration of such restrictions, such provisions shall be deemed retroactively modified to provide for the maximum geographic scope and time duration which would make such provisions enforceable and valid. However, no such retroactive modification shall affect any of Employer's rights hereunder arising out of the breach of any such restrictive provisions, including without limitation, Employer's right to terminate this Agreement.

       10. No failure or delay on the part of Employer or Employee in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       11. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by Employee or Employer therefrom shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of Employer or by Employee, as the case may be. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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       12.     This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements or understandings, whether oral or written.

       13. This Agreement shall be controlled, construed and enforced in accordance with the laws of Nevada.

IN WITNESS WHEREOF, Employer and Employee have entered into this Agreement in Las Vegas, Nevada, as of the date first above written.

                                             MIRAGE RESORTS, INCORPORATED

/s/ Thomas L. Sheer                          By:  /s/ Stephen A. Wynn
- -------------------------                         -----------------------
THOMAS L. SHEER                                   STEPHEN A. WYNN
                                                  Chairman of the Board


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